UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018

SYNERGY PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2012

New York, New York 10170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 297-0020

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On August 28, 2018, Synergy Pharmaceuticals Inc (the “Company”) and its subsidiary, Synergy Advanced Pharmaceuticals, Inc, entered into amendment No. 2 (the “Amendment”) to that certain Term Loan Agreement with CRG Servicing LLC, as administrative agent and collateral agent, and the lenders named therein (the “Lenders”), dated as of September 1, 2017, as amended by Amendment No. 1 to Term Loan Agreement, dated as of February 26, 2018 (the “Loan Agreement”).  Pursuant to the terms of the Amendment, (i) the respective dates of the three subtranches that comprise the second tranche borrowing of $100 million were extended such that (y) the first subtranche of $25.0 million may occur after June 30, 2018 through and including October 31, 2018 provided the Company pays to the Administrative Agent a fee of $2.5 million at the time of borrowing and (z) the second and third subtranches of $25.0 million and $50.0 million, respectively, may be made no later than December 31, 2018 and February 28, 2019, respectively.  In addition, the Administrative Agent and the Lenders have been granted rights to designate a representative (the “Representative”) to attend all meetings of the Company’s board of directors (the “Board”) in a non-voting observer capacity and to receive copies of all materials provided to the Board in connection with such meetings.  Notwithstanding the foregoing, the Representative may be excluded from any portion of a Board meeting and shall not be entitled to receive any Board materials (i)  to the extent necessary to preserve the attorney-client or work product privilege of the Company or (ii) if such materials or discussion relate to the Company’s relationship with Administrative Agent, any of the Lenders or any action or potential transactions between or involving the Company and Administrative Agent, any of the Lenders or any of their affiliates.

The foregoing description of the Amendment is only a summary of its material terms and does not purport to be complete. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1

Amendment No. 2 to Term Loan Agreement, dated August 28, 2018, among Synergy Pharmaceuticals Inc., the Subsidiary Guarantors as from time to time party hereto, the Lenders listed on the signature pages thereof and CRG Servicing LLC, as administrative agent and collateral agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY PHARMACEUTICALS INC.

Dated: August 31, 2018	By:	/s/ Troy Hamilton
Troy Hamilton
Chief Executive Officer